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                                                                    Exhibit 99.8

                                VOTING AGREEMENT

            This VOTING AGREEMENT (this "Agreement") is made and entered into as of December 22, 2003 by and among Pacific Union Bank, a California banking corporation (the "Company"), L. Dale Crandall, as sole trustee of the Trust referred to below, and the undersigned stockholder (the "Stockholder") of Hanmi Financial Corporation, a Delaware corporation ("Buyer").

                                    RECITALS

            WHEREAS, Buyer, Hanmi Bank, a California banking corporation and wholly owned direct subsidiary of Buyer ("Buyer Sub"), and the Company propose to enter into an Agreement and Plan of Merger (the "Merger Agreement") that provides for the merger (the "Merger") of the Company with and into Buyer Sub, with Buyer Sub surviving the Merger, and, pursuant to the Merger Agreement, all of the outstanding shares of common stock of the Company being converted into the right to receive shares of the common stock of Buyer, par value $0.001 per share (the "Buyer Common Stock");

            WHEREAS, Buyer has entered into several Securities Purchase Agreements (the "SPAs") with the purchasers named on the signature pages thereto whereby the Buyer will sell shares of Buyer Common Stock to the purchasers, the proceeds from which will be used to finance (the "Financing") the acquisition of the majority of the shares of Company common stock held by the trust (the "Trust") established pursuant to the Trust Agreement dated as of October 31, 2003 between Korea Exchange Bank and Mr. L. Dale Crandall, pursuant to the terms of a Voting and Sale Agreement to be entered into by Buyer with the Trust (the "Voting and Sale Agreement");

            WHEREAS, the Stockholder is the beneficial owner (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act")) of such number of shares of Buyer Common Stock as is set forth on the signature page of this Agreement; and

            WHEREAS, as an inducement and condition to entering into the Merger Agreement and the Voting and Sale Agreement, the Company and the Trust have required that the Stockholder agree, and the Stockholder has agreed, to enter into this Agreement.

            NOW, THEREFORE, intending to be legally bound, the parties hereto hereby agree as follows:

      1. Certain Definitions. For purposes of this Agreement, the following terms shall have the following respective meanings:

            (a) "Expiration Date" shall mean the earlier to occur of (i) such date and time as the Merger Agreement shall have been terminated in accordance with its terms or (ii) such date and time as the Merger shall have become effective.


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            (b) "Shares" shall mean (i) all shares of Buyer Common Stock owned by the Stockholder as of the date of this Agreement, as indicated on the signature page hereto and (ii) all additional shares of Buyer Common Stock of which the Stockholder acquires ownership from the date of this Agreement through the Expiration Date, including, without limitation, through the exercise of options, warrants or other rights to acquire shares of Buyer Common Stock or the conversion of other securities into shares of Buyer Common Stock. In the event of a stock dividend or distribution, or any change in the Shares by reason of any stock split, recapitalization, exchange of shares or the like, the term "Shares" shall be deemed to include all such stock dividends and distributions and any shares into which or for which any or all of the Shares may be changed or exchanged.

      2. Agreement to Vote Shares. Until the Expiration Date, the Stockholder covenants and agrees that, at any meeting of the stockholders of Buyer, however called, in any action by written consent of the stockholders of Buyer, or in any other circumstances in which the Stockholder's vote, consent or other approval is sought with respect to the Shares, the Stockholder shall vote the Shares:

            (a) in favor of approving the issuance of the shares of Buyer Common Stock pursuant to the terms of the SPAs and the Merger Agreement and approval of the terms thereof and of the Merger, the Financing and each of the other transactions contemplated by such agreements and by the Voting and Sale Agreement;

            (b) against any action or agreement that is intended or would be reasonably likely to result in any conditions to Buyer's obligations under the Merger Agreement, the SPAs or the Voting and Sale Agreement not being fulfilled or would reasonably be likely to result in a breach of any representation, warranty, covenant or agreement of Buyer under the Merger Agreement, the SPAs or the Voting and Sale Agreement; and

            (c) against any other action or agreement that is intended, or would reasonably be expected, to impede, interfere with, delay or postpone the Merger, the Financing or the other transactions contemplated by the Merger Agreement, the SPAs or the Voting and Sale Agreement.

      3. Transfer of Shares.

            (a) Transferee of Shares to be Bound by this Agreement. The Stockholder hereby agrees that, until the Expiration Date, the Stockholder shall not sell, transfer or otherwise dispose of any of the Shares (or any securities convertible into or exercisable or exchangeable for Shares) unless each person to which any of such Shares (or any securities convertible into or exercisable or exchangeable for Shares) is so transferred has agreed in writing to hold such Shares (or any securities convertible into or exercisable or exchangeable for Shares) subject to the terms and conditions of this Agreement and to perform all of the Stockholder's obligations hereunder with respect to such Shares.

            (b) Transfer of Voting Rights. The Stockholder hereby agrees that, until the Expiration Date, the Stockholder shall not deposit any Shares in a voting trust, grant any proxy


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or enter into any voting agreement or similar agreement or arrangement in contravention of the obligations of the Stockholder under this Agreement with respect to any of the Shares.

      4. Termination. This Agreement shall terminate and have no further force or effect as of the Expiration Date.

      5. No Limit on Other Duties. The Stockholder is entering into this Agreement solely in his or her capacity as a stockholder of Buyer and not in any other capacity, and no provision of this Agreement shall limit or otherwise affect Stockholder's ability to fulfill his or her fiduciary and other duties as a director or officer of Buyer or Buyer Sub or otherwise act in any capacity other than as a stockholder with respect to the Shares.

      6. Miscellaneous.

            (a) Waiver. No waiver by any party hereto of any condition or any breach of any term or provision set forth in this Agreement shall be effective unless in writing and signed by each party hereto. The waiver of a condition or any breach of any term or provision of this Agreement shall not operate as or be construed to be a waiver of any other previous or subsequent breach of any term or provision of this Agreement.

            (b) Severability. In the event that any term, provision, covenant or restriction set forth in this Agreement, or the application of any such term, provision, covenant or restriction to any person, entity or set of circumstances, shall be determined by a court of competent jurisdiction to be invalid, unlawful, void or unenforceable to any extent, the remainder of the terms, provisions, covenants and restrictions set forth in this Agreement, and the application of such terms, provisions, covenants and restrictions to persons, entities or circumstances other than those as to which it is determined to be invalid, unlawful, void or unenforceable, shall remain in full force and effect, shall not be impaired, invalidated or otherwise affected and shall continue to be valid and enforceable to the fullest extent permitted by applicable law.

            (c) Binding Effect; Assignment. This Agreement and all of the terms and provisions hereof shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and permitted assigns, but, except as otherwise specifically provided herein, neither this Agreement nor any of the rights, interests or obligations of the Stockholder may be assigned to any other person without the prior written consent of the Company and the Trust.

            (d) Amendments. This Agreement may not be modified, amended, altered or supplemented, except upon the execution and delivery of a written agreement executed by each of the parties hereto.

            (e) Specific Performance; Injunctive Relief. Each of the parties hereto hereby acknowledges that a breach of any covenant or restriction, or any other term or provision of this Agreement, will result in irreparable harm and damages to the Company and the Trust which cannot be adequately compensated by a monetary award. Accordingly, the Company, the Trust and the Stockholder hereby expressly agree that in addition to all other remedies available at law or in equity, the Company and the Trust shall be entitled to the immediate remedy of specific performance, a temporary and/or permanent restraining order, preliminary injunction, or such


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other form of injunctive or equitable relief as may be used by any court of competent jurisdiction to restrain or enjoin any of the parties hereto from breaching any representations, warranties, covenants or restrictions set forth in this Agreement, or to specifically enforce the terms and provisions hereof.

            (f) Governing Law. This Agreement shall be governed by and construed, interpreted and enforced in accordance with the laws of the State of California, without regard to any applicable conflicts of law.

            (g) Notices. All notices and other communications hereunder shall be in writing and shall be deemed duly given (i) on the date of delivery if delivered personally, (ii) on the date of confirmation of receipt (or the first business day following such receipt if the date is not a business day) of transmission by telecopy or telefacsimile or (iii) on the date of confirmation of receipt (or the first business day following such receipt if the date is not a business day) if delivered by a nationally recognized courier service. All notices hereunder shall be delivered (i) if to the Company, as set forth in the Merger Agreement, (ii) if to the Trust, as set forth in the Voting and Sale Agreement, and (iii) if to the Stockholder, to the address set forth on the signature page hereof, with a copy to Buyer as set forth in the Merger Agreement, or in any case pursuant to such other instructions as may be designated in writing by the party to receive such notice.

            (h) Waiver of Jury Trial. EACH PARTY HERETO IRREVOCABLY AND UNCONDITIONAL WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING IN RELATION TO THIS AGREEMENT AND FOR ANY COUNTERCLAIM THEREIN.

            (i) Entire Agreement. This Agreement contains the entire understanding of the parties in respect of the subject matter hereof, and supersede all prior negotiations and understandings between the parties with respect to such subject matter.

            (j) Headings. The section headings set forth in this Agreement are for convenience of reference only and shall not affect the construction or interpretation of this Agreement in any manner.

            (k) Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.

                  [Remainder of Page Intentionally Left Blank]


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            IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed on the day and year first above written.

THE COMPANY                            STOCKHOLDER

By:                                    By:
    --------------------------------       -------------------------------------
    Signature of Authorized Signatory                   Signature


Name:                                  Name:
     -------------------------------          ----------------------------------

Title:                                 Title:
      ------------------------------          ----------------------------------

                                       Print Address:

THE TRUST ESTABLISHED PURSUANT
TO THE TRUST AGREEMENT DATED AS        -----------------------------------------
OF OCTOBER 31, 2003 BETWEEN THE
KOREA EXCHANGE BANK AND MR. L.
DALE CRANDALL

                                       -----------------------------------------

By:
    --------------------------------
      L. Dale Crandall, Trustee

                                       -----------------------------------------
                                       Telephone Number

                                       -----------------------------------------
                                       Facsimile Number

                                       Shares Beneficially Owned:

                                                    shares of Buyer Common Stock
                                       ------------


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